Exhibit 10.1

PORTLAND GENERAL ELECTRIC COMPANY

2006 STOCK INCENTIVE PLAN

Effective as of March 31, 2006

(As Amended and Restated March 31, 2016)

1. Purpose.  The Portland General Electric Company 2006 Stock Incentive Plan, as amended and restated (the “Plan”) is intended to provide incentives which will attract, retain and motivate highly competent persons as officers, directors and key employees of Portland General Electric Company (the “Company”) and its subsidiaries and Affiliates, by providing them with appropriate incentives and rewards in the form of rights to earn shares of the common stock of the Company (“Common Stock”) and cash equivalents.

2. Definitions.  A listing of the defined terms utilized in the Plan is set forth in Appendix A.

3. Effective Date of Plan.  The Plan is effective on March 31, 2006.

4. Administration.

(a) Committee.  The Plan will be administered by a committee (the “Committee”) appointed by the Board of Directors of the Company (the “Board of Directors”) from among its members (which may be the Compensation and Human Resources Committee) and shall be comprised, solely of not less than two (2) members who shall be (i) ”non-employee directors” within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (ii) ”outside directors” within the meaning of Treasury Regulation Section 1.162-27(e)(3) under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). In addition, the Board of Directors may direct that, for the purpose of establishing the terms and conditions applicable to Awards granted to the Chief Executive Officer under the Plan, and determining amounts payable under such Awards, the Committee shall be comprised of each non-employee director who satisfies the standards of the New York Stock Exchange and the Securities and Exchange Commission for an “independent director” and, in addition, is (i) a “non-employee” director within the meaning of Rule 16b-3(b)(3)(or any successor rule) promulgated under the Exchange Act and (ii) an “outside director” within the meaning of Treasury Regulation Section 1.162-27(e)(3) under Section 162(m) of the Code.

(b) Authority.  The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and, in its sole discretion, to make such determinations, valuations and interpretations and to take such action in connection with the Plan and any Awards (as hereinafter defined) granted hereunder as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants and their legal representatives.

(c) Indemnification.  No member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated, except in circumstances involving his or her bad faith or willful misconduct. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company, or of a subsidiary or an Affiliate against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person’s bad faith or willful misconduct. For purposes of this Plan, “Affiliate(s)” means any entity that controls, is controlled by or is under common control with the Company; provided, however, that neither the Disputed Claims Reserve, the Disputed Claims Overseers, the Plan Administrator nor the Disbursing Agent, as those terms are defined in Fifth Amended Joint Plan of Affiliated Debtors In Re Enron Corp. et al., shall be an Affiliate.

(d) Delegation and Advisers.  The Committee may delegate to one or more of its members, or to one or more employees or agents, such duties and authorities as it may deem advisable including the authority to make grants as permitted by applicable law, the rules of the Securities and Exchange Commission (the “SEC”) and any requirements of the New York Stock Exchange (the “NYSE”), and the Committee, or any person to whom it has delegated duties or authorities as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company, or the subsidiary or Affiliate whose employees have benefited from the Plan, as determined by the Committee.

5. Type of Awards.  Awards under the Plan may be granted in any one or a combination of (a) Stock Options, (b) Stock Appreciation Rights, (c) Restricted Stock Awards, and (d) Stock Units (each as described below, and collectively, the “Awards”). Awards may, as determined by the Committee in its discretion, constitute Performance-Based Awards, as described in Section 13 hereof.

6. Participants.  Participants will consist of (i) such officers and key employees of the Company and its subsidiaries and Affiliates as the Committee in its sole discretion determines to be significantly responsible for the success and future growth and profitability of the Company and whom the Committee may designate from time to time to receive Awards under the Plan and (ii) each director of the Company who is not otherwise an employee of the Company or any of its subsidiaries and whom the Committee may designate from time to time to receive Awards under the Plan. Designation of a participant in any year shall not require the Committee to designate such person to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to the participant in any other year. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective Awards.

7.  Grant Agreements.

(a) Awards granted under the Plan shall be evidenced by an agreement (“Grant Agreement”) that shall provide such terms and conditions, as determined by the Committee in its sole discretion, provided, however, that in the event of any conflict between the provisions of the Plan and any such Grant Agreement, the provisions of the Plan shall prevail.

(b) The Grant Agreement will determine the effect on an Award of the disability, death, retirement, involuntary termination, termination for cause or other termination of employment or service of a participant and the extent to which, and the period during which, the participant’s legal representative, guardian or beneficiary may receive payment of an Award or exercise rights thereunder. If the relevant Grant Agreement does not provide otherwise, however, the following default rules shall apply:

(i) vested Stock Option and Stock Appreciation Rights held by a participant shall be exercisable for a period of 90 days following the date the participant ceases to be an employee or director of the Company, its subsidiaries and Affiliates;

(ii) unvested Stock Option, Stock Appreciation Rights, Restricted Stock Awards and Stock Units held by a participant shall be forfeited on the date the participant ceases to be an employee or director of the Company, its subsidiaries and Affiliates.

(c) Subject to Section 13(e), the Committee, in its sole discretion, may modify a Grant Agreement, provided any such modification will not materially adversely affect the economic interests of the participant unless the Committee shall have obtained the written consent of the participant. Notwithstanding the foregoing, the Committee shall not reduce the exercise price of a Stock Option or Stock Appreciation Right (other than under Section 15) without the approval of the Company’s shareholders.

(d) Grant Agreements under the Plan need not be identical.

8.  Stock Options.

(a) Generally.  At any time, the Committee may grant, in its discretion, awards of stock options that will enable the holder to purchase a number of shares of Common Stock from the Company, at set terms (a “Stock Option”). Stock Options may be incentive stock options (“Incentive Stock Options”), within the meaning of Section 422 of the Code, or Stock Options which do not constitute Incentive Stock Options (“Nonqualified Stock Options”). The Committee will have the authority to grant to any participant one or more Incentive Stock Options and/or Nonqualified Stock Options. Each Stock Option shall be subject to such terms and conditions, including vesting, consistent with the Plan as the Committee may provide in the Grant Agreement, subject to the following limitations:

(b) Exercise Price.  Each Stock Option granted hereunder shall have such per-share exercise price as the Committee may determine in the Grant Agreement, but such exercise price may not be less than “Fair Market Value” (as defined in Section 8(g) below) on the date the Stock Option is granted, except as provided in Section 11(c).

(c) Payment of Exercise Price.  The option exercise price may be paid in cash or, in the discretion of the Committee and in accordance with any requirements established by the Committee, by the delivery of shares of Common Stock of the Company then owned by the participant. In the discretion of the Committee and in accordance with any requirements established by the Committee, payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price.

(d) Exercise Period.  Stock Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions, including vesting, as shall be determined by the Committee in the Grant Agreement.

(e) Limitations on Incentive Stock Options.  Incentive Stock Options may be granted only to participants who are employees of the Company or of a “Parent Corporation” or “Subsidiary Corporation” (as defined in Sections 424(e) and (f) of the Code, respectively) at the date of grant. The aggregate “Fair Market Value” (as defined and determined as of the time the Stock Option is granted in accordance with Section 8(g) below) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under all option plans of the Company and of any Parent Corporation or Subsidiary Corporation) shall not exceed one hundred thousand dollars ($100,000). For purposes of the preceding sentence, Incentive Stock Options will be taken into account in the order in which they are granted. The per-share exercise price of an Incentive Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant, and no Incentive Stock Option may be exercised later than ten (10) years after the date it is granted.

(f) Additional Limitations on Incentive Stock Options for Ten Percent Shareholders.  Incentive Stock Options may not be granted to any participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary Corporation, unless the exercise price of the option is fixed at not less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the exercise of such option is prohibited by its terms after the expiration of five (5) years from the date of grant of such option.

(g) Fair Market Value.  For purposes of this Plan and any Awards granted hereunder, “Fair Market Value” shall be the closing price of the Common Stock on the relevant date (or on the last preceding trading date if Common Stock was not traded on such date) if the Common Stock is readily tradable on a national securities exchange or other market system, and if the Common Stock is not readily tradable, Fair Market Value shall mean the amount determined in good faith by the Committee as the fair market value of the Common Stock.

9.  Stock Appreciation Rights.

(a) Generally.  At any time, the Committee may, in its discretion, grant stock appreciation rights with respect to Common Stock (“Stock Appreciation Rights”), including a concurrent grant of Stock Appreciation Rights in tandem with any Stock Option grant. A Stock Appreciation Right means a right to receive a payment in cash or in Common Stock of an amount equal to the excess of (i) the Fair Market Value of a share of Common Stock on the date the right is exercised over (ii) the Fair Market Value of a share of Common Stock on the date the right is granted, all as determined by the Committee. Each Stock Appreciation Right shall be subject to such terms and conditions, including vesting, as the Committee shall impose in the Grant Agreement.

(b) Exercise Period.  Stock Appreciation Rights granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions, including vesting, as shall be determined by the Committee in the Grant Agreement.

10.  Restricted Stock Awards.

(a) Generally.  At any time, the Committee may, in its discretion, grant Awards of Common Stock, subject to restrictions determined by the Committee (a “Restricted Stock Award”). Such Awards may include mandatory payment of any bonus in stock consisting of Common Stock issued or transferred to participants with or without other payments therefor and may be made in consideration of services rendered to the Company or its subsidiaries or Affiliates. A Restricted Stock Award shall be construed as an offer by the Company to the participant to purchase the number of shares of Common Stock subject to the Restricted Stock Award at the purchase price, if any, established therefore.

(b) Payment of the Purchase Price.  If the Restricted Stock Award requires payment therefor, the purchase price of any shares of Common Stock subject to a Restricted Stock Award may be paid in any manner authorized by the Committee, which may include any manner authorized under the Plan for the payment of the exercise price of a Stock Option.

(c) Restrictions.  Restricted Stock Awards shall be subject to such terms and conditions, including without limitation time based vesting and/or performance based vesting, restrictions on the sale or other disposition of such shares, and/or the right of the Company to reacquire such shares for no consideration upon termination of the participant’s employment within specified periods, as the Committee determines appropriate. The Committee may require the participant to deliver a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such an Award. The Committee may also require that the stock certificates evidencing such shares be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed.

(d) Rights as a Shareholder.  The Restricted Stock Award shall specify whether the participant shall have, with respect to the shares of Common Stock subject to a Restricted Stock Award, all of the rights of a holder of shares of Common Stock of the Company, including the right to receive dividends and to vote the shares.

11.  Common Stock Available Under the Plan.

(a) Basic Limitations.  The aggregate number of shares of Common Stock that may be subject to Awards shall be 4,687,500, subject to any adjustments made in accordance with Section 15 hereof. The maximum number of shares of Common Stock that may be:

(i) the subject of an Award with respect to any individual participant under the Plan during the term of the Plan shall not exceed 2,000,000 (subject to adjustments made in accordance with Section 15 hereof);

(ii) covered by Awards issued under the Plan during a year shall be limited during the first calendar year of the Plan to 1,250,000 and during any year thereafter to 1% of the Company’s outstanding Common Stock at the beginning of such year; and

(iii) issued pursuant to Incentive Stock Options awarded under the Plan shall be 1,000,000.

(b) Additional Shares.  Any shares of Common Stock subject to a Stock Option or Stock Appreciation Right which for any reason is cancelled or terminated without having been exercised, or any shares of Common Stock subject to Restricted Stock Awards or Stock Units which are forfeited, and any shares delivered to the Company as part or full payment for an Award or, to the extent the Committee determines that the availability of Incentive Stock Options under the Plan will not be compromised, to satisfy the Company’s withholding obligation with respect to an Award granted under this Plan as payment of a withholding obligation, shall again be available for Awards under the Plan under 11(a). The preceding sentence shall apply only for purposes of determining the aggregate number of shares of Common Stock subject to Awards but shall not apply for purposes of determining the maximum number of shares of Common Stock with respect to which Awards may be granted to any individual participant under the Plan.

(c) Acquisitions.  In connection with the acquisition of any business by the Company or any of its subsidiaries or Affiliates, any outstanding grants or awards of options, restricted stock or other equity-based compensation pertaining to such business may be assumed or replaced by Awards under the Plan upon such terms and conditions as the Committee determines, including granting of Stock Options or Stock Appreciation Rights with an exercise price below Fair Market Value at the date of the replacement grant.

12.  Stock Units.

(a) Generally.  The Committee may, in its discretion, grant “Stock Units” (as defined in subsection (c) below) to participants hereunder. Stock Units may be subject to such terms and conditions, including time based vesting and/or performance based vesting, as the Committee determines appropriate. A Stock Unit granted by the Committee shall provide payment in shares of Common Stock at such time as the Grant Agreement shall specify. Shares of Common Stock issued pursuant to this Section 12 may be issued with or without other payments therefor as may be required by applicable law or such other consideration as may be determined by the Committee. The Committee shall determine whether a participant granted a Stock Unit shall be entitled to a Dividend Equivalent Right (as defined in subsection (c) below).

(b) Settlement of Stock Units.  Shares of Common Stock representing the Stock Units shall be distributed to the participant upon settlement of the Award pursuant to the Grant Agreement.

(c) Definitions.  A “Stock Unit” means a notional account representing one (1) share of Common Stock. A “Dividend Equivalent Right” means the right to receive the amount of any dividend paid on the share of Common Stock underlying a Stock Unit, which shall be payable in cash or in the form of additional Stock Units, in the discretion of the Committee.

13.  Performance-Based Awards.

(a) Generally.  Any Award granted under the Plan may be granted in a manner such that the Award qualifies for the performance-based compensation exemption of Section 162(m) of the Code (“Performance-Based Awards”). As determined by the Committee in its sole discretion, either the vesting and/or payment of such Performance-Based Awards shall be based on achievement of hurdle rates and/or growth rates in one or more business criteria that apply to the individual participant, one or more business units, or the Company as a whole.

(b) Business Criteria.  The business criteria shall be as follows, individually or in combination: (1) net earnings; (2) earnings per share; (3) net sales growth; (4) market share; (5) operating profit; (6) earnings before interest and taxes (EBIT); (7) earnings before interest, taxes, depreciation and amortization (EBITDA); (8) gross margin; (9) expense targets; (10) working capital targets relating to inventory and/or accounts receivable; (11) operating margin; (12) return on equity; (13) return on assets; (14) planning accuracy (as measured by comparing planned results to actual results); (15) market price per share; (16) total return to stockholders; (17) cash flow and/or cash flow return on equity; (18) recurring after-tax net income; (19) gross revenues; (20) return on invested capital; (21) safety; (22) cost management; (23) productivity ratios; (24) operating efficiency; (25) accomplishment of mergers, acquisitions, dispositions or similar extraordinary business transactions; (26) bond ratings; (27) economic value added; (28) book value per share; (29) strategic initiatives; (30) employee satisfaction; (31) cash management or asset management metrics; (32) regulatory performance; (33) dividend yield; (34) dividend payout ratio; (35) pre-tax interest coverage; (36) P/E ratio; (37) capitalization targets; (38) customer value/satisfaction; (39) inventory; (40) inventory turns; (41) availability and/or reliability of generation; (42) outage duration; (43) outage frequency; (44) trading floor earnings; (45) budget-to-actual performance; (46) customer growth; (47) funds from operations; (48) interest coverage; (49) funds from operations/average total debt; (50) funds from operations/capital expenditures; (51) total debt/total capital; (52) electric service power quality and reliability, (53) resolution and/or settlement of litigation and other legal proceedings and (54) total equity/total capital. In addition, Performance-Based Awards may include comparisons to the performance of other companies, such performance to be measured by one or more of the foregoing business criteria.

(c) Establishment of Performance Goals.  With respect to Performance-Based Awards, the Committee shall establish in writing (i) the performance goals applicable to a given period, and such performance goals shall state, in terms of an objective formula or standard, the method for computing the portion of an Award that vests or the number of shares to be delivered to a participant under an Award if such performance goals are obtained, and (ii) the individual employees or class of employees to which such performance goals shall apply, in each case no later than ninety (90) days after the commencement of the applicable performance period (but in no event after twenty-five percent (25%) of such performance period has elapsed).

(d) Certification of Performance.  No Performance-Based Awards shall be payable to or vest with respect to, as the case may be, any participant for a given period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied.

(e) Modification of Performance-Based Awards.  Subject to Section 15(b), with respect to any Awards intended to qualify as Performance-Based Awards, after establishment of a performance goal, the Committee shall not revise such performance goal or increase the amount of compensation payable thereunder upon the attainment of such performance goal (in accordance with the requirements of Section 162(m) of the Code and the regulations thereunder). Notwithstanding the preceding sentence, (i) the Committee may reduce or eliminate the number of shares of Common Stock or cash granted or the number of shares of Common Stock vested upon the attainment of such performance goal, and (ii) the Committee shall disregard or offset the effect of “Extraordinary Items” in determining the attainment of performance goals. For this purpose, “Extraordinary Items” means extraordinary, unusual and/or non-recurring items, including but not limited to, (i) regulatory disallowances or other adjustments, (ii) restructuring or restructuring-related charges, (iii) gains or losses on the disposition of a business or major asset, (iv) changes in regulatory, tax or accounting regulations or laws, (v) resolution and/or settlement of litigation and other legal proceedings or (vi) the effect of a merger or acquisition.

14. Foreign Laws.  The Committee may grant Awards to individual participants who are subject to the tax laws of nations other than the United States, which Awards may have terms and conditions as determined by the Committee as necessary to comply with applicable foreign laws. The Committee may take any action which it deems advisable to obtain approval of such Awards by the appropriate foreign governmental entity; provided, however, that no such Awards may be granted pursuant to this Section 14 and no action may be taken which would result in a violation of the Exchange Act, the Code or any other applicable law.

15.  Adjustment Provisions.

(a) Adjustment Generally.  If there shall be any change in the Common Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, dividends or other changes in capital structure, an adjustment shall be made as provided below in (b) to each outstanding Award.

(b) Modification of Awards.  In the event of any change or distribution described in subsection (a) above, the Committee shall appropriately adjust the number of shares of Common Stock which may be issued pursuant to the Plan, the other limits on Common

Stock issuable under the Plan under Section 11, and the number of shares covered by, and the exercise price of, each outstanding Award; provided, however, that any such adjustment to a Performance-Based Award shall not cause the amount of compensation payable thereunder to be increased from what otherwise would have been due upon attainment of the unadjusted award.

(c) Notwithstanding the above, no adjustment to a Stock Option or Stock Appreciation Right shall be made under this Section 15 in a manner that will be treated under Section 409A of the Code as the grant of a new Stock Option or Stock Appreciation Right.

16. Nontransferability, Title and Other Restrictions.  Except as otherwise specifically provided by the Committee in a Grant Agreement or modification of a Grant Agreement that provides for transfer, each Award granted under the Plan to a participant shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the participant’s lifetime, only by the participant. In the event of the death of a participant, each Award granted to him or her shall be exercisable during such period after his or her death as the Committee shall in its discretion set forth in the Grant Agreement at the date of grant and then only by the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant’s rights under the Stock Option or Stock Appreciation Right shall pass by will or the laws of descent and distribution.

17.  Acceleration of Awards.

(a) In order to preserve a participant’s rights under an Award in the event of a Change in Control of the Company or in the event of a fundamental change in the business condition or strategy of the Company, the Committee, in its sole discretion, may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or payment of the Award, (ii) provide for payment to the participant of cash or other property with a fair market value equal to the amount that would have been received upon the exercise or payment of the Award had the Award been exercised or paid upon such event, (iii) adjust the terms of the Award in a manner determined by the Committee to reflect such event, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other adjustments in the Award as the Committee may consider equitable to the participant and in the best interests of the Company. Further, any Award shall be subject to such conditions as necessary to comply with federal and state securities laws, the performance based exception of Section 162(m) of the Code, or understandings or conditions as to the participant’s employment in addition to those specifically provided for under the Plan.

(b) A “Change in Control” shall mean any of the following events:

(i) Any person (as such term is used in Section 14(d) of the Exchange Act) becomes the “beneficial owner” (as determined pursuant to Rule 14d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than thirty percent (30%) of the combined voting power of the Company’s then outstanding voting securities; or

(ii) During any period of two (2) consecutive years (not including any period prior to the execution of this Plan), individuals who at the beginning of such period constitute the members of the Board of Directors and any new director whose election to the Board of Directors or nomination for election to the Board of Directors by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors; or

(iii) The Company shall merge with or consolidate into any other corporation or entity, other than a merger or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding immediately thereafter securities representing more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(iv) The stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

Notwithstanding any of the foregoing, the issuance of shares to or the distribution of shares from the “Disputed Claims Reserve” pursuant to the Fifth Amended Joint Plan of Affiliated Debtors In Re Enron Corp. et al. shall not constitute a Change in Control.

(c) Notwithstanding the above, this Section 17 shall not apply to any Award made under the Plan that is subject to Section 409A of the Code to the extent that its application would result in a modification to either the time or form of payment or distribution of such Award as provided for under the terms of the Plan or a Grant Agreement.

18. Withholding.  All payments or distributions of Awards made pursuant to the Plan shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements. If the Company proposes or is required to distribute Common Stock pursuant to the Plan, it may require the recipient to remit to it or to the corporation or entity that employs such recipient an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Common Stock. In lieu thereof, the Company or the employing corporation or entity shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation to the recipient as the Committee shall prescribe. The Committee may, in its discretion and subject to such rules as it may adopt (including any as may be required to satisfy applicable tax and/or non-tax regulatory requirements), permit an optionee or award or right holder to pay all or a portion of the federal, state and local withholding taxes arising in connection with any Award consisting of shares of Common Stock by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of tax to be withheld, such tax calculated at minimum statutory withholding rates.

19. Employment.  A participant’s right, if any, to continue to serve the Company or any of its subsidiaries or Affiliates as a director, officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a participant under the Plan.

20. Unfunded Plan.  Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

21. No Fractional Shares.  No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, or Awards, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

22. Duration, Amendment and Termination.  No Award shall be granted after March 31, 2024. The Committee may amend the Plan from time to time or suspend or terminate the Plan at any time. No amendment of the Plan may be made without approval of the stockholders of the Company if such approval is required under the Code, the rules of a stock exchange, or any other applicable laws or regulations.

23. Award Deferrals.  Participants may elect to defer receipt of shares of Common Stock or amounts payable under an Award in accordance with procedures established by the Committee.

24. Effect of Code Section 409A.  To the extent that any Award under this plan is or may be considered to involve a nonqualified deferred compensation plan or deferral subject to Section 409A of the Code, the terms and administration of such Award shall comply with the provisions of such Section, applicable IRS guidance and good faith reasonable interpretations thereof and, to the extent necessary, shall be modified, replaced, or terminated in the discretion of the Committee.

25. Compliance with Securities Laws.  Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

26. Governing Law.  This Plan, Awards granted hereunder and actions taken in connection herewith shall be governed and construed in accordance with the laws of the state of Oregon.

PORTLAND GENERAL ELECTRIC COMPANY

By:     /s/ Anne F. Mersereau
Name:    Anne F. Mersereau
Title:     Vice President, Human Resources, Diversity
and Inclusion